EXHIBIT 4.20

CONFIDENTIAL TREATMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement No. 17

to

Purchase Agreement No. 2191

between

The Boeing Company

and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of                     , 2008 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have come to agreement on the **Material Redacted**; and

WHEREAS, Customer and Boeing have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.1.	Table of Contents, Tables and Letter Agreements:

1.2.

Remove and replace, in its entirety the “Table of Contents”, with the “Table of Contents” attached hereto and hereby made a part of the Agreement, to reflect the changes made by this Supplemental Agreement.

1.3.	Table 1-9 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect **Material Redacted**.

1.4.	Letter Agreement No. 6-1162-LAJ-982R6 entitled “Special Matters” has been revised as follows: **Material Redacted**.

1.5.	Letter Agreement No. 6-1162-RLL-4092 entitled “Advance Payment Matters for Aircraft listed in Table 1- 9” is attached hereto to reflect **Material Redacted**.

PA No. 2191	SA No. 17

The Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date hereof and as so supplemented will continue in full force and effect.

Boeing and Customer have each caused this Supplemental Agreement to be duly executed as of the day and year first written above.

THE BOEING COMPANY		COPA HOLDINGS, S.A.

By		By:
	Its: Attorney-In-Fact		Its: Chief Executive Officer

PA No. 2191	Page 2	SA No. 17

SA NUMBER
ARTICLES

1. Quantity, Model and Description	SA 3

2. Delivery Schedule

3. Price

4. Payment	SA 3

5. Miscellaneous

TABLE

1-1 Aircraft Information Table for Model 737-7V3 Aircraft	SA 4
1-2 Aircraft Information Table for Model 737-8V3 Aircraft	SA 5
1-3 Aircraft Information Table for Model 737-7V3 Aircraft	SA 7
1-4 Aircraft Information Table for Model 737-7V3 Aircraft	SA 13
1-5 Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-6 Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-7 Aircraft Information Table for Model 737-8V3 Aircraft Option Aircraft	SA 13
1-8 Aircraft Information Table for Model 737-8V3 Aircraft	SA 16
1-9 Aircraft Information Table for Model 737-8V3 Aircraft	SA 17

EXHIBIT

A-1 Aircraft Configuration for Model 737-7V3 Aircraft	SA 3
A-2 Aircraft Configuration for Model 737-8V3 Aircraft	SA 3
B. Aircraft Delivery Requirements and Responsibilities	SA 3

SUPPLEMENTAL EXHIBITS

AE1. Escalation Adjustment Airframe and Optional Features	SA 10

BFE1. BFE Variables	SA 3

CS1. Customer Support Variables	SA 3

EE1. Engine Escalation/Engine Warranty and Patent Indemnity

SLP1. Service Life Policy Components

PA No. 2191	SA No. 17

SA NUMBER
LETTER AGREEMENTS

2191-01 Demonstration Flight Waiver
2191-02 Escalation Sharing
2191-03 Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS

6-1162-DAN -0123 Performance Guarantees

6-1162-DAN -0124 Special Matters

6-1162-DAN -0155 Airframe Escalation Revision

6-1162-DAN -0156 Year 2000 Ready Software, Hardware and Firmware

6-1162-DAN -0157 Miscellaneous Matters

6-1162-MJB-0017 Special Matters

6-1162-MJB-0030 Special Matters

6-1162-LAJ-874R Special Matters

SA 5
6-1162-LAJ-874R1 Special Matters	SA 6
6-1162-LAJ-874R2 Special Matters	SA 7
6-1162-LAJ-982 Special Matters	SA 8
6-1162-LAJ-982R3 Special Matters	SA 11
6-1162-RLL-3852 737-800 Performance Guarantees	SA 9
6-1162-LAJ-982R4 Special Matters	SA 13
6-1162-RLL-3958 737-8V3 Option Aircraft	SA 13
6-1162-LAJ-982R5 Special Matters	SA 16
6-1162-LAJ-982R6 Special Matters	SA 17
6-1162-RLL-4092 Advance Payment Matters for Aircraft Listed in Table 1-9	SA 17

SUPPLEMENTAL AGREEMENTS	DATED AS OF:
Supplemental Agreement No. 1	June 29, 2001
Supplemental Agreement No. 2	December 21, 2001
Supplemental Agreement No. 3	June 14, 2002
Supplemental Agreement No. 4	December 20, 1002
Supplemental Agreement No. 5	October 31, 2003
Supplemental Agreement No. 6	September 9, 2004
Supplemental Agreement No. 7	December 9, 2004
Supplemental Agreement No. 8	April 15, 2005
Supplemental Agreement No. 9	March 16, 2006
Supplemental Agreement No. 10	May 8, 2006
Supplemental Agreement No. 11	August 30, 2006
Supplemental Agreement No. 12	February 26, 2007
Supplemental Agreement No. 13	April 23, 2007
Supplemental Agreement No. 14	August 31, 2007
Supplemental Agreement No. 15	February 21, 2008
Supplemental Agreement No. 16	June 30, 2008
Supplemental Agreement No. 17	December , 2008

PA No. 2191	SA No. 17

Table 1-9

Aircraft Information Table for 737-8V3

Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-800	174200 pounds

Engine Model/Thrust:	CFM56-7B26	26400 pounds

Airframe Price:		**Material Redacted**

Optional Features:		**Material Redacted**

Sub -Total of Airframe and Features:		**Material Redacted**

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:	**Material Redacted**

Detail Specification:	D6-38808-43-1 Rev. d (7/20/2007) + changes accepted thru MSN 35125

Airframe Price Base Year/Escalation Formula:	Jul -08	ECI-MFG/CPI

Engine Price Base Year/Escalation Formula:	N/A	N/A

Airframe Escalation Data:

Base Year Index (ECI):	**Material Redacted**

Base Year Index (CPI):	**Material Redacted**

		Escalation	Escalation Estimate	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery	Number of	Factor	Adv Payment Base	At Signing	24 Mos.	21/18/12/9/6 Mos.	Total
Date	Aircraft	(Airframe)	Price Per A/P	1%	4%	5%	30%
**Material	**Material	**Material	**Material	**Material	**Material	**Material	**Material
Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**
**Material	**Material	**Material	**Material	**Material	**Material	**Material	**Material
Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**
**Material	**Material	**Material	**Material	**Material	**Material	**Material	**Material
Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**

**Material
TOTAL:	Redacted**

PA No. 2191	SA No. 17

6-1162-LAJ-982R6

COPA HOLDINGS, S.A.

Apartado 1572

Avenida Justo Arosemena y Calle 39

Panama 1, Panama

Subject:     Special Matters

Reference:	Purchase Agreement No. 2191 (the Purchase Agreement) between The Boeing Company (Boeing) and COPA HOLDINGS, S.A. (Customer) relating to Model 737 aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MJB-0017. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. In consideration of the Aircraft orders, Boeing provides the following to Customer.

1.	**Material Redacted**

2.	**Material Redacted**

3.	**Material Redacted**

4.	**Material Redacted**

5.	**Material Redacted**

6.	**Material Redacted**

7.	**Material Redacted**

8.	**Material Redacted**

9.	**Material Redacted**

10.	**Material Redacted**

11.	**Material Redacted**

12.	**Material Redacted**

13.

Confidentiality. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity except its counsel and/or auditors or as otherwise required by law or legal process.

ACCEPTED AND AGREED TO this

Date:	, 2008

THE BOEING COMPANY

By
Its Attorney-In-Fact

COPA HOLDINGS, S.A.

By
Its Chief Executive Officer

The Boeing Company

P.O. Box 3707

Seattle, WA 98124-2207

6-1162-RLL-4092R1

COPA HOLDINGS, S.A.

Apartado 1572

Avenida Justo Arosemena y Calle 39

Panama 1, Panama

Subject:	Advance Payment Matters for Aircraft listed in Table 1-9

Reference:	Purchase Agreement No. 2191 (the Purchase Agreement) between The Boeing Company (Boeing) and COPA HOLDINGS, S.A. (Customer) relating to Model 737 aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. In consideration of the Aircraft orders, Boeing provides the following to Customer.

**Material Redacted**

1.	**Material Redacted**

2.	**Material Redacted**

3.	**Material Redacted**

4.

Confidential Treatment. Customer understands that certain commercial and financial information contained in this Letter Agreement is considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

Very truly yours,

THE BOEING COMPANY

By
Its Attorney-In-Fact

P.A. No. 2191

Advance Payment Matters for Aircraft listed in Table 1-9

BOEING PROPRIETARY

ACCEPTED AND AGREED TO this

Date:	, 2009

COPA HOLDINGS, S.A.

By
Its Chief Executive Officer

P.A. No. 2191

Advance Payment Matters for Aircraft listed in Table 1-9